Exhibit 10.7

[Lincoln Educational Services Corporation Letterhead]

March 26, 2012

Ms. Piper P. Jameson
c/o Lincoln Educational Services Corporation
200 Executive Drive, Suite 340
West Orange, New Jersey 07052

Dear Piper:

Reference is made to the Employment Agreement dated November 1, 2011 (the “Employment Agreement”), between Lincoln Educational Services Corporation, a New Jersey corporation (the “Company”) and you. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Employment Agreement. It is our mutual intention to amend the Employment Agreement as set forth below, and accordingly, the parties hereto agree as follows:

1.	Section 6.3 of the Employment Agreement is hereby deleted in its entirety.

2.
This letter agreement constitutes an amendment to all applicable provisions of the Employment Agreement. All of the other provisions of the Employment Agreement, that are not modified hereunder, shall remain in full force and effect.

Please confirm your agreement to the foregoing by signing in the space provided below and returning to the Company, whereupon, after full execution by both parties, this letter will constitute an agreement between us.

Sincerely,

Lincoln Educational Services Corporation

	By:	/s/ Shaun E. McAlmont
	Name:	Shaun E. McAlmont
	Title:	President & CEO
Accepted and Agreed:
/s/ Piper P. Jameson
Piper P. Jameson
Date: March 26, 2012